EXHIBIT 99

NEWS RELEASE

EMC Insurance Group Inc. Announces Record Amount of Fourth Quarter Catastrophe and Storm Losses Resulting in Decrease in 2018 Non-GAAP Operating Income Guidance*, and Announces 2018 Fourth Quarter and Year-End Earnings Call and Access Information

*Denotes financial measure not calculated in accordance with generally accepted accounting principles (non-GAAP). See “Definition of Non-GAAP Information and Reconciliation to Comparable GAAP Measure” for additional information.

DES MOINES, Iowa (January 18, 2019) - EMC Insurance Group Inc. (Nasdaq:EMCI) (the “Company”), today announced that it expects to report a net loss in the range of $0.33 to $0.37 per share for the year ended December 31, 2018. Included in this amount is a pre-tax decrease of approximately $1.34 per share in unrealized investment gains on the Company’s equity investments due to the decline that occurred in the equity markets in December and approximately $0.58 per share of pre-tax realized investment losses. The Company expects to report Non-GAAP operating income in the range of $1.07 to $1.11 per share, and a GAAP combined ratio of approximately 104.0 percent.

These results are below the Company’s most recent guidance, which anticipated non-GAAP operating income in the range $1.30 to $1.50 per share, and a GAAP combined ratio of 102.6 percent. That guidance included a load of 7.7 percentage points for catastrophe and storm losses; however, catastrophe and storm losses are now expected to account for approximately 9.4 percentage points of the 2018 GAAP combined ratio due to a record amount of catastrophe and storm losses incurred by the reinsurance segment in the fourth quarter.

“This is the second consecutive year that catastrophe and storm losses have had a significant impact on our reinsurance segment’s results,” stated President and Chief Executive Officer Bruce G. Kelley. “No recoveries were made under the reinsurance segment’s intercompany reinsurance treaties with Employers Mutual Casualty Company (Employers Mutual) during 2018.”

For the fourth quarter of 2018, the property and casualty insurance segment is expected to report a GAAP combined ratio of approximately 92.3 percent, while the reinsurance segment is expected to report a GAAP combined ratio of approximately 134.6 percent. For the year ended December 31, 2018, the property and casualty insurance segment is expected to report a GAAP combined ratio of approximately 103.3 percent, and the reinsurance segment is expected to report a GAAP combined ratio of approximately 106.2 percent.

Catastrophe and storm losses are expected to total approximately $18.5 million ($0.68 per share after tax) in the fourth quarter, all attributable to the reinsurance segment. This amount includes approximately $6.3 million and $2.5 million, respectively, from the Camp and Woolsey wildfires in California, $3.0 million from Hurricane Michael and $2.5 million from Typhoon Jebi. The property and casualty insurance segment incurred approximately $2.1 million of catastrophe and storm losses in the fourth quarter. However, having filled the retention amounts under both semi-annual aggregate excess of loss treaties during the third quarter, all catastrophe and storm losses incurred during the fourth quarter were ceded to Employers Mutual.

Fourth Quarter Earnings Call and Access Information
The 2018 fourth quarter and year-end earnings results will be released before the market opens on Thursday, February 7, 2019. An earnings call will be held at noon Eastern time on that date to provide securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s 2018 fourth quarter and year-end earnings results, as well as its expectations for 2019.

Teleconference:
Dial-in information for the call is toll-free 1-844-850-0550 (International: 1-412-317-5180).

Webcast:
The teleconference is being webcast and can be accessed live and for replay on the Company’s investor relations page at investors.emcins.com. The archived audio webcast will be available for replay for approximately 90 days following the earnings call.

Transcript:
A transcript of the teleconference will be available on the Company’s website soon after the completion of the teleconference.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the Nasdaq Stock Market under the symbol EMCI. Additional information regarding the Company may be found at investors.emcins.com. EMCI’s parent company is Employers Mutual. EMCI and Employers Mutual, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking all information currently available into account. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;

•	the adequacy of loss and settlement expense reserves;

•	state and federal legislation and regulations;

•	changes in the federal corporate tax rate;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;

•	rating agency actions;

•	“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “may”, “intend”, “likely” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Definition of Non-GAAP Information and Reconciliation to Comparable GAAP Measure
The Company prepares its public financial statements in conformity with GAAP. Management uses certain non-GAAP financial measures for evaluating the Company’s performance. These measures are considered non-GAAP financial measures under applicable Securities and Exchange Commission (SEC) rules because they are not displayed as separate line items in the consolidated financial statements or are not required to be disclosed in the notes to financial statements or, in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure. The Company’s calculation of non-GAAP financial measures may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s non-GAAP financial measures to the measures used by other companies. The following discussion includes a reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure referenced in this report.

Non-GAAP operating income: One of the primary non-GAAP financial measures utilized by management for evaluating the Company’s performance is operating income. Non-GAAP operating income is calculated by excluding net realized investment gains/losses and, beginning in 2018, the change in net unrealized investment gains/losses on equity investments from net income/loss. While realized investment gains/losses are integral to the Company’s insurance operations over the long term, the decision to realize investment gains or losses in any particular period is subject to changing market conditions and management’s discretion, and is independent of the Company’s insurance operations. Prior to 2018, investments in equity investments were classified as available-for-sale and changes in unrealized investment gains/losses on equity investments were recognized in other comprehensive income. Effective January 1, 2018, the Company adopted the updated financial instruments guidance issued by the FASB, which requires changes in the unrealized investment gains/losses on equity investments to be recognized in net income/loss rather than other comprehensive income. Changes in unrealized investment gains/losses on equity investments are not predictable due to changing market conditions and are therefore also excluded from the calculation of non-GAAP operating income.

Management’s operating income guidance is also considered a non-GAAP financial measure. For the reasons noted above, management is unable to accurately project the amount of net income/loss that will result from realized investment gains/losses and changes in the unrealized investment gains/losses on equity investments, and therefore utilizes non-GAAP operating income in the Company’s projected annual guidance.

Management believes non-GAAP operating income is useful to investors because it illustrates the performance of the Company’s normal, ongoing insurance operations, which is important in understanding and evaluating the Company’s financial condition and results of operations. While this measure is consistent with measures utilized by investors and analysts to evaluate performance, it is not intended as a substitute for the GAAP financial measure of net income/loss.

RECONCILIATION OF EXPECTED RANGE OF NET LOSS PER SHARE TO RANGE OF NON-GAAP OPERATING INCOME PER SHARE
	Year ended December 31, 2018
	Estimated low end of range	Estimated high end of range
Net loss	$(0.37)	$(0.33)
Realized investment losses	0.58	0.58
Change in unrealized investment gains on equity investments	1.34	1.34
Income tax benefit	(0.48)	(0.48)
Net realized investment losses and, beginning in 2018, change in net unrealized investment gains on equity investments	1.44	1.44
Non-GAAP operating income	$1.07	$1.11

Contacts
Investors:                        Media:
Steve Walsh, 515-345-2515                Lisa Hamilton, 515-345-7589
steve.t.walsh@emcins.com                lisa.l.hamilton@emcins.com